Exhibit 10.4B
                                     EMPLOYMENT AGREEMENT


This  Employment   Agreement   ("Agreement")   is  made  as  of  April  1,  1999
(the"Effective Date ") between GINSITE MATERIALS, INC., (the "Company") and Mrs. Audrey Max (the "Employee").

                                    WITNESSETH:

        A. The Company desires to employ the Employee as its Executive Vice President, Chief Executive Officer and on the terms and conditions set forth in this Agreement.

        B. The Employee desires to accept such employment on the terms and conditions set forth in this Agreement and

        NOW,THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term: The term of this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year and shall be automatically renewable for additional one (1) year terms unless either party gives the other party prior written notice of intent not to renew at least 90 days prior to the expiration of the then current term.

2. Duties: The Employee is engaged to act as Executive Vice President, Chief Executive Officer of the Company or in such other capacity as the Board of Directors shall direct to conduct the Company's business. In addition the Employee shall have such other duties as may from time to time be reasonably assigned to him by the Board of Directors of the Company.

3. Time Devoted: During the period of his employment hereunder and except for illness, reasonable vacation periods and reasonable leaves of absence, the Employee shall devote substantially all of his business time, attention, skill and efforts in the faithful performance of his duties hereunder. However, the Employee may serve or continue to serve on the Boards of Directors of, and hold any other offices or positions in companies or organizations which, in the judgement of the Board of Directors of the Company, will not present any conflict of interest with the Company or materially affect the performance of the Employee's duties pursuant to this Agreement.

4. Compensation: For the services to be rendered by Employee under this Agreement the Company agrees to pay him while he is rendering such services and performing his obligations hereunder, and the Employee shall accept as full payment for such service, a base compensation calculated at an annual rate of $150,000. payable in equal installments beginning not later than on the last business day of April, 1, 1999 and continuing thereafter on a monthly basis during the period of employment. Such base compensation shall be periodically



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increased to take into account superior performance or increases, if any, in the annual cost of living, and may be supplemented by discretionary bonuses or other benefits payable from time to time. All as determined by action of the Company's Board of Directors.

        A.  Periodic adjustments:
               1.  Salary Range:
                    (1) April 1, 1999 to March 31, 2000: $150,000.  Plus one (1)
                     share of common unrestricted stock for each dollar income earned.
               2. Incremental increase of 10 but no more than 15% for year 2000. Plus one (1) share of common unrestricted stock for each dollar income earned.

5. Vacation: Fringe Benefits: Reimbursement of Expenses: The Employee shall be entitled to three (3) weeks of fully paid vacation during each annual period within the term of this Agreement. He shall be entitled to vacation pay for vacation time to which he is entitled but does not take. The timing of vacation periods shall be within the discretion of the Company reasonably exercised so as not to inconvenience the Employee.

     The Employee shall further be entitled to (a) an automobile expense allowance of up to but not in excess of $300.00 per month, (b) such leave by reason of physical or mental disability, or incapacity and to such participation in medical and life insurance, pension benefits, disability and fringe benefit plans as the Company may make generally available to all of its executive employees from time to time: subject, however, as to such plans to such budgetary constraints or other limitations as may be imposed by the Company from time to time; and (d) reimbursement for all normal and reasonably expenses necessarily incurred by him in the performance of his obligations hereunder, subject to reasonable substantiation requirements as may be imposed by the Company.

     The Employee shall have the right to utilize the Company's corporate legal and accounting services up to 40 hours per year for personal matters, and shall have the right to be represented by corporate legal and accounting consuls with the total expense borne by the Company on any and all personal matters that are related to GINSITE MATERIALS, INC. or its subsidiaries.

6. Bonuses: The Company shall pay a quarterly cash bonus of 5% (five percent) of the Company's net profits before Income Taxes for the quarter in which the profits occurred. Payout will be made in a lump sum no later that 90 calendar days after the close of a quarter.

7. Key Man Insurance: During the term of this Agreement the Company will maintain a keyman life insurance policy on the Employee in the amount of not less than ($500,000) five hundred thousand dollars. The Company will be named as a beneficiary of said policy in the amount of 50% of the amount payable in the event of the Employee's death. One or more beneficiaries designated by the


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Employee  will have  rights to the  remaining  50% of the amount  payable in the event of the Employee's death. The Company will be responsible for and pay 100% of the premiums for said policy.

8. Mergers and Acquisitions: It is recognized and agreed to by both the Company and the Employee that activities which result in a merger of the Company with another operating entity or the acquisition of the Company by an outside entity or an acquisition by the Company of an outside entity is outside the scope of the normal duties of the Employee. Any such occurrence in which the Employee acted as the primary negotiator or one of the negotiators for the Company will be paid for by the Company to the Employee as an additional bonus. Said bonus will be paid using a formula determined by the type of occurrence as set forth below:

        A. Merger of the Company with an outside entity: Formula: The lessor of 5% of the total outstanding common share float of the combined companies resulting from the merger or 1,000,000 shares. In either case, full voting rights are to be provided in said shares provisions for 100% of the shares given to the Employee and said shares shall be freely tradeable.

        B. Acquisition of the Company by an outside organization: Formula: 5% of the value of the Company based on total outstanding shares X .05. paid in voting share of common stock.

        C. Acquisition of an outside organization by the Company: Formula: 5% of the value of the acquired organization based on total company share and asset amounts used for said acquisition X .05. paid in voting shares of common stock of the Company.

        D. Takeover of the Company deemed by the Board as "Hostile": The Employee will immediately receive 1,000,000 voting shares of the Company's common stock.

        F. Acquisition of more than 30% of the Company's outstanding stock by any investor, company organization or group: The Employee will immediately receive 1,000,000 voting shares of the Company's common stock.

        G. In the event that the Company elects through a Board of Directors Resolution and share holders vote to rearrange its capital structure through a "reversal stock split" then the Officers and Directors of the Company, because of their dedicated and loyal service to the Company will not be negatively or adversely affected by any "reversal stock split" of the Company's common stock.

In any of the events defined above, it is at the Company's discretion to pay the Employee in U.S. Currency, free-trading common stock or Rule 144 stock. It is herein agreed by both the Company and Employee that both U.S. Currency and free-trading stock are deemed to carry equal value. It is further agreed that Rule 144 stock, due to its one (1) year restrictive period, carried a


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significantly lower value to the Employee.  In order to adequately and equitably adjust for this fact, the rate of payment per Rule 144 stock will be made at twice the amounts formulated for U.S. Currency or free trading common. The formulas shown above assume U.S. Currency or free-trade common stock as their basis for determining amounts paid to the Employee. Therefore, the decision to utilize Rule 144 stock effectively doubles the totals in any of the above formulas.

9.  Disability and Death:
        A. If the Employee has a "Disability", (as hereinafter defined) the Company shall continue his compensation for a period of two years, (104) weeks from the date of Disability, but shall thereafter not be required to pay compensation so long as such Disability continues. If the Employee shall not have resumed his duties within twenty-four (24) months of the date of Disability, the Employee's employment hereunder shall thereafter be deemed terminated. Upon termination pursuant to this Section, the Company shall pay to Employee's deferred compensation five (5) times the annual compensation of the Employee as of the date of Disability, such payment to be made by the Company in sixty (60) monthly installments.

        For the purposes of this Agreement, the Employee shall be deemed disabled when, by reason of physical or mental illness or injury, he is unable to perform the duties required of him in connection with the business of the Company for an aggregate of fifty-two (52) weeks during any one hundred four
(104) week period.
        B. In the event of the Employee's death, the Company shall pay to the estate of the Employee as deferred compensation an amount equal to five (5) times the annual compensation of the Employee immediately proceeding the Employee's death, such amount to be paid within one year of the date of death, or from the proceeds of any Life Insurance on the life of the Employee held by the Company.

10.  Termination for Cause:
          A. The Employee may be terminated immediately following notice by the Company for "cause". For the purpose the term "cause" shall mean:
               (1) The material breach of provision of this Agreement by the Employee which is deemed to adversely effect the operation of the Company.
               (2) The arrest and conviction and interment for more than one (1) year of the Employee for a felony.
               (3) The commission or participation by the Employee in an injurious act of fraud against the Company.

          B. After receipt of notice, the Employee shall have ten (10) days to remedy such breach. If the Employee has not cured such breach at the end of the ten (10) day period, the Company shall give notice of termination to the Employee and the parties shall thereafter be relieved of all further obligations hereunder, except with respect to any unpaid but accrued salary and bonus.


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           C. In the event of Employees  termination  with or without cause, the
Employee will be entitled to receive compensation at five times (5x) the annual salary as so stipulated in this Agreement. The buy out, at the discretion of the existing Board of Directors, will be either immediately upon the Employee's termination, or over a period of sixty (60) months. Where the election is determined to be over a sixty month (60) period, and in the event of the demise of the Employee or restructuring of the Company because of insolvency, the Employee's payout will be accelerated and in use to either the Employee's beneficiary or estate, or directly to the Employee whichever the circumstances require.

          D. The Employee may terminate his employment with the Company upon thirty (30) days written notice to the Company, in which case, the Employee shall receive a salary for a maximum of six (6) months to be determined by the Board of Directors and the Company shall have no further obligation under this Agreement.

           E. Notwithstanding anything to the contrary in this Paragraph 10, in the event of the termination or resignation of the Employee, the Employee shall continue to be obligated or adhere to all obligations under Paragraph 9 and 11 hereunder.

11.  Information:
           Without prior written consent of the Company or as required by law, the Employee will not at any time either during or after his employment by the Company, directly or indirectly divulge or disclose to any person, firm, association, or company, or use for his own benefit, gain, or others, any plans, products, data, results of tests and data, customer lists, or any other trade secrets or confidential materials or like information of the Company, including (but not by way of limitation) any and all information and instructions, technical or otherwise prepared or issued for the use of the Company (collectively, the "Confidential Information") it being the intent of the Company with which intent the Employee hereby agrees to restrict him from dissemination or using any like information that is unpublished or not readily available to the general public.

12. Termination without cause:
         In the event the Employee is terminated without cause, the Employee shall be paid five (5) times his annual compensation of the Employee on the date of such termination. The payout, at the discretion of the existing Board of Directors as per paragraph 10C.

13. Restrictive Covenant: Employee agrees that during the term of his employment hereunder and for the six month period following the termination thereof for any reason other than the Company's discontinuance of activities or a premature termination of the Employee by the Company, the Employee shall not, directly or indirectly engage or become interest in, render any service to, enter the employment of, or solicit for any business which competes with any activity of the Company conducted at any time during the Employee's period of employment and which is located in any county of the State of Florida in which the Company shall maintain any activity. The parties expressly agree that the duration and geographical area of this restrictive covenant are reasonalbe.


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This  covenant  shall be  construed  as an  Agreement  independent  of any other provision herein, and the existence of any claim or cause of action of the Employee against the Company regardless of how arising, shall not constitute a defense to the enforcement by the Company of its terms. If any portion of the covenant is held to be unenforceable, for whatever reason it shall be considered divisible both as to time and period of time and each county within the State of Florida a separate geographical area so that the lessor period of time or geographical area shall remain effective so long as the same is not determined to be unenforceable, and in that regard the parties agree that any such lesser time period or geographical area shall be specifically enforceable against the Employee.

     Notwithstanding any statement contained in this section to the contrary, legal or beneficial ownership by the Employee of a less than fifteen percent interest in a competitive corporation, at least one class of capital stock of which is publicly traded on a national or regional stock exchange or by means of an electronic interdealer quotation system, shall not be deemed to constitute a breach by the Employee of the terms hereof.

14. Violation of Covenant: The Employee agrees and acknowledges that the services to be rendered by him hereunder are of a special and original character that gives unique value, that the provisions of Paragraph 11 are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, that his violation of any of the covenants or agreements hereof would cause irreparable injury to the Company, that the remedy at law for any violation or threatened violation thereof would be inadequate and that the Company shall be entitled to temporary and permanent injunctive or other equitable relief as it may deem appropriate without the accounting of all earnings, profits, and other benefits arising from any such violation, which rights shall be cumulative and in addition to any rights or remedies available to the Company. The Employee hereby agrees that in the event of any such violation, the Company shall be entitled to commence an action for any such preliminary and permanent injunctive relief and other equitable relief.

15. Rules and Regulations: As part of the consideration for this Agreement, the Employee agrees to comply with, and abide by, such rules and directives of the Company as may be established from time to time, and recognizes the right of the Company to change, modify or adopt new policies and practices affecting the employment relationship, not inconsistent with this Agreement, which will be effective retroactively, as deemed appropriate by the Company.

16. Inception of Employment Relationship: The Employee represents and agrees that he has not been pressured, mislead or induced to enter this Agreement based upon any representation by the Company or its agents not contained herein. Employee represents that he has entered into this Agreement voluntarily, and after having the opportunity to consult with representatives of his own


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choosing and that his agreement is freely given. The Employee represents that he has no claims, charges, or causes of action presently accrued or pending against the Company and if any such claims or causes of actions exist, the Employee, in consideration of his employment hereby releases the Company, its employees, agents, successors and assigns, from any and all such claims.

17.  References:  The Company agrees that, upon  termination of employment under this Agreement, it will furnish references to third parties, including prospective employers, regarding Employee. In consideration of the Company's agreement to furnish such references, the Employee releases the Company from any and all claims and causes of action, including but not limited to, any claims for defamation, and agrees to hold the Company harmless for any claims made in relation thereto.

18. Notice: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the parties as recorded in the Employees official personnel file and the Company's place of business.

19. Waiver of Breach: The waiver by the Company of a breach of any condition of the Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

20. Assignment: This Agreement may not be assigned by either party without prior written consent of both parties.

21. Attorneys Fees: In the event either party is required to seek legal counsel to enforce the terms and provisions of this Agreement, the prevailing party in any action shall be entitled to recover attorneys fees and costs (including on appeal).

22. Governing Law: This Agreement shall be governed by the Laws of the State of Florida and the proper jurisdiction and venue shall be the Circuit Court in Dade County, Florida. The parties agree that service or process in any such action, suit or proceeding shall be deemed valid if made by registered mail, return receipt requested, sent to officially noted addresses.

23. Entire Agreement: This Agreement contains the entire Agreement of the parties. It may be changed only by agreement in writing signed by both parties.

24. Headings: The headings are for convenience of reference only and shall not be deemed to be part of the substance of this Agreement.



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IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement as of the date first above written.

EMPLOYEE                  COMPANY:
                                 GINSITE MATERIALS, INC.


By:s/s Audrey Max                By: /s/ Murray Ginsberg, Pres.
-----------------                  ----------------------------
                                        Authorized Signature